Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

STONEPEAK ACCESS FUND LP

Dated as of October 15, 2024

The undersigned does hereby certify that the name of the limited partnership (the “Fund”) is Stonepeak Access Fund LP, that the Fund’s Certificate of Limited Partnership was filed with the office of the Secretary of State of the State of Delaware on April 29, 2024, and that this Certificate of Amendment has been duly and validly executed by the undersigned.

The undersigned, being desirous of amending the Certificate of Limited Partnership of Stonepeak Access Fund LP in order to reflect the change of the name of the Fund and the change of the name of the general partner, does hereby certify pursuant to Sections 17-202 and 17-204 of the Delaware Revised Uniform Limited Partnership Act as follows:

1.	The name of the limited partnership is Stonepeak Access Fund LP.

2.	The original Certificate of Limited Partnership of the Fund was filed with the Secretary of State of the State of Delaware on April 29, 2024.

3.	The Certificate of Limited Partnership of the Fund is hereby amended by deleting the first paragraph therein in its entirety and substituting in lieu thereof a new paragraph to read as follows:

“Name. The name of the limited partnership formed hereby is Stonepeak‑Plus Infrastructure Fund LP (the “Fund”).”

4.	The Certificate of Limited Partnership of the Fund is hereby amended by deleting the fourth paragraph therein in its entirety and substituting in lieu thereof a new paragraph to read as follows:

“General Partner. The name and the business address of the general partner of the Fund is Stonepeak‑Plus Infrastructure Fund Associates LP, 55 Hudson Yards, 550 West 34th Street, 48th Floor, New York, NY 10001.”

*          *          *

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership dated as of the date first written.

STONEPEAK ACCESS FUND ASSOCIATES LP

By: Stonepeak Access Fund GP Investors LP, its general partner

By: Stonepeak GP Investors Holdings LP, its general partner

By: Stonepeak GP Investors Upper Holdings LP, its general partner

By: Stonepeak GP Investors Holdings Manager LLC, its general partner

By:	/s/ Adrienne Saunders
Name: Adrienne Saunders
Title: Senior Managing Director & General Counsel / Chief Compliance Officer

[Certificate of Amendment to Certificate of Limited Partnership of Stonepeak Access Fund LP]